Exhibit 10.2

EXECUTION VERSION

BONUS AGREEMENT

This BONUS AGREEMENT (this “Agreement”) is made as of June 7, 2013, by and between Asset Acceptance Capital Corp., a Delaware corporation (the “Company”), and Gerald Wilkins (“Director”).

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 6, 2013, by and among the Company, Encore Capital Group, Inc., a Delaware corporation (“Parent”), and Pinnacle Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Parent pursuant to which Pinnacle Sub, Inc. shall merge with and into the Company, and the Company will continue as the surviving corporation and wholly owned subsidiary of Parent (the “Merger”); and

WHEREAS, on and subject to the terms and conditions set forth herein, in an effort to compensate Director for services performed, a successful history with the Company and satisfactory consummation of the Merger, the Company desires to enter into this Agreement and provide for the one-time, non-recurring transaction bonus specified herein to be paid to Director.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Transaction Bonus. Upon the consummation of the Merger, if Director is, and has been, in the continuous service of the Company or its subsidiaries from the date of this Agreement through the consummation of the Merger, then Director shall be paid a one-time, non-recurring cash bonus (the “Bonus”) in an aggregate amount equal to $55,000, less any applicable withholdings. The Bonus shall be paid promptly after the consummation of the Merger (but in any event within 30 days after the Effective Time). The parties agree that the Bonus is being paid to Director solely in the discretion of the Company and that such payment does not represent a course of dealing nor does it result in Director being provided with any entitlement or right to any bonus as a result of any future or other transaction that may occur or otherwise. In addition, the Company shall be entitled to offset against any amount payable hereunder any amounts due and owing by Director to the Company or its affiliates, unless such offset would result in adverse tax consequences to Director under Internal Revenue Code Section 409A.

2. Non-Alienation of Benefits. No interest granted under this Agreement shall be grantable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person or by operation of law. Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

3. Section 409A Compliance. Although the Company does not guarantee the tax treatment of the Bonus, the intent of the parties is that the Bonus be exempt from, or comply with, Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in a manner consistent therewith.

4. Governing Law. ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN THOUGH UNDER DELAWARE CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

5. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

6. Complete Agreement; Amendments; Termination; Miscellaneous. This Agreement is the complete agreement between the Company and Director with respect to the subject matter contained in the Agreement and will supersede or replace all prior agreements or understandings between the parties. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. If the transactions contemplated by the Merger Agreement are not consummated on or prior to the earlier of (i) the termination of the Merger Agreement or (ii) August 7, 2013, this Agreement shall automatically and without any further action terminate and be of no further force and effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY

ASSET ACCEPTANCE CAPITAL CORP.

By:	/s/ E.L. Herbert
Name:	E.L. Herbert
Title:	Vice President and General Counsel

SIGNATURE PAGE TO BONUS AGREEMENT

/s/ Gerald Wilkins
GERALD WILKINS

SIGNATURE PAGE TO BONUS AGREEMENT